EXHIBIT 99.1

3D Systems Acquires Quickparts

Doubles Its Custom Parts Services Revenue

ROCK HILL, S.C., Feb. 22, 2011 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC) announced today that it acquired Quickparts, a leading custom parts services company based in Atlanta, GA with 2010 annual revenue of $25 million. Quickparts is dedicated to providing its customers with best in class e-commerce procurement and delivery services. The company expects this acquisition to be immediately accretive to its net income and contribute favorably to its long-term target operating model.

"We are honored to become part of 3D Systems, a recognized global 3D content-to-print leader," said Ron Hollis, President and Chief Executive Officer of Quickparts. "Over the past decade, Quickparts changed the way product development and manufacturing professionals source custom parts. We plan to leverage our proprietary e-commerce and high-touch customer care capabilities for the benefit of the entire 3D Systems' product portfolio. Our mission has always been to make it easy for our customers to buy custom parts, we believe that as part of 3D Systems we can deliver greater benefits to our customers."

 "We are very pleased to add a true leader and innovator with Quickparts' reputation and scale to our rapidly growing, global network of custom parts services," said Abe Reichental, President and Chief Executive Officer of 3D Systems.  "With Quickparts, under the capable leadership of Ron Hollis, we take another step to democratize access to all our 3D content-to-print solutions and accelerate adoption for the benefit of our growing customer base."

The company acquired all of Quickparts' outstanding shares in a cash transaction.  At closing, the company paid $15.9 million, net of cash acquired, from its cash and recorded a deferred payment of $7.2 million that is due six months after closing, subject to customary terms and conditions. 3D Systems plans to integrate its own parts fulfillment capabilities with Quickparts and to expand the use of Quickparts' proprietary e-commerce sourcing and delivery platform to benefit its growing global network of custom parts services . The company plans to operate its Quickparts and 3Dproparts™ as independent brands within its growing custom additive and subtractive parts services portfolio.

Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss its acquisition of Quickparts on Tuesday, February 22, 2011 at 2:30 p.m., Eastern Time.

  To access this Conference Call, dial 1-(888) 626-7452 from in the U.S. or (201) 604-5102 from outside the U.S.
  To access the audio webcast, log onto 3D Systems' Web site at www.3dsystems.com/ir. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation. The webcast will be available for replay beginning approximately two hours after completion of the call at: www.3dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including personal, professional and production 3D printers and parts services. Its expertly integrated rapid prototyping and manufacturing solutions reduce the time and cost of designing new products and printing real parts directly from digital input. These solutions are used to design, communicate, prototype and produce functional end-use parts; customers create with confidence.

More information on the company is available at www.3DSystems.com, www.printin3D.com, www.toptobottomdental.com, www.3Dproparts.com, www.bitsfrombytes.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Quickparts

Quickparts is a custom manufacturing services company dedicated to providing customers with online, high touch customer care to procure low and high-volume custom parts. Quickparts provides its customers with instant, custom-generated quotations using QuickQuote®, a proprietary engine that evaluates the part geometry, required materials, lead-time, and quantity.

More information on the company is available at www.quickparts.com.

CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         E-mail: WittenS@3dsystems.com

         Media Contact:
         Katharina Hayes
         803-326-3941
         Email: HayesK@3dsystems.com